Exhibit 99.1
First Western Reports Second Quarter 2023 Financial Results
Second Quarter 2023 Summary
•Total assets of $3.0 billion and assets under management of $6.5 billion
•Net income available to common shareholders of $1.5 million in Q2 2023, compared to $3.8 million in Q1 2023 and $4.5 million in Q2 2022
•Diluted EPS of $0.16 in Q2 2023, compared to $0.39 in Q1 2023 and $0.46 in Q2 2022
•Second quarter 2023 included net of tax impacts of $1.5 million related to an allowance recorded on individually analyzed loans, $0.9 million of impairment to the carrying value of contingent consideration assets, and $0.8 million of losses on loans accounted for under the fair value option, with diluted EPS impacts, net of tax, of $0.15, $0.09, and $0.08, respectively
•Book value per common share increased to $25.38, or 0.6%, from $25.22 as of Q1 2023, and was up 5.5% from $24.06 as of Q2 2022
•Total deposits decreased slightly to $2.38 billion, or 0.7%, from $2.39 billion as of Q1 2023, and were up 9.5% from $2.17 billion as of Q2 2022
Denver, Colo., July 27, 2023 – First Western Financial, Inc. (“First Western” or the “Company”) (NASDAQ: MYFW), today reported financial results for the second quarter ended June 30, 2023.
Net income available to common shareholders was $1.5 million, or $0.16 per diluted share, for the second quarter of 2023. This compares to $3.8 million, or $0.39 per diluted share, for the first quarter of 2023, and $4.5 million, or $0.46 per diluted share, for the second quarter of 2022. Net income for the second quarter of 2023 was negatively impacted by net of tax impacts of $1.5 million related to an allowance recorded on individually analyzed loans, $0.9 million of impairment to the carrying value of contingent consideration assets, and $0.8 million of losses on loans accounted for under the fair value option.

Scott C. Wylie, CEO of First Western, commented, “Our second quarter performance reflects the strength of the franchise we have built as we continued to see good stability in our deposit base and healthy asset quality despite the challenging operating environment. While remaining conservative and disciplined in our underwriting and pricing criteria, our total loans increased at an annualized rate of 4% despite a lower level of loan demand that we are seeing due to higher interest rates and concerns about a slowing economy. While we experienced some non-recurring expenses in the second quarter, our solid financial performance and prudent balance sheet management resulted in an increase in our capital ratios and further growth in tangible book value per share during the second quarter.

“While economic conditions remain uncertain, we will continue to prioritize prudent risk management and maintain high levels of liquidity, capital, and reserves. However, we remain committed to acting in the best long-term interests of our shareholders, and we will continue to evaluate opportunities for capital utilization that can create additional value for shareholders,” said Mr. Wylie.

	For the Three Months Ended
	June 30,	March 31,	June 30,
(Dollars in thousands, except per share data)	2023	2023	2022
Earnings Summary
Net interest income	$18,435	$19,560	$20,380
Provision (release) for credit losses(1)	1,843	(310)	519
Total non-interest income	3,962	5,819	6,698
Total non-interest expense	18,519	20,528	20,583
Income before income taxes	2,035	5,161	5,976
Income tax expense	529	1,341	1,494
Net income available to common shareholders	1,506	3,820	4,482
Adjusted net income available to common shareholders(2)	2,440	3,847	4,742
Basic earnings per common share	0.16	0.40	0.47
Adjusted basic earnings per common share(2)	0.25	0.40	0.50
Diluted earnings per common share	0.16	0.39	0.46
Adjusted diluted earnings per common share(2)	0.25	0.39	0.49

Return on average assets (annualized)	0.21%	0.54%	0.71%
Adjusted return on average assets (annualized)(2)	0.35	0.55	0.75
Return on average shareholders' equity (annualized)	2.49	6.40	7.89
Adjusted return on average shareholders' equity (annualized)(2)	4.04	6.45	8.35
Return on tangible common equity (annualized)(2)	2.86	7.35	9.16
Adjusted return on tangible common equity (annualized)(2)	4.64	7.41	9.69
Net interest margin	2.73	2.93	3.38
Efficiency ratio(2)	74.42%	78.29%	74.85%
____________________
(1) Provision for credit loss amounts for periods prior to the ASC 326 adoption date of January 1, 2023 are reported in accordance with previously applicable GAAP.
(2) Represents a Non-GAAP financial measure. See “Reconciliations of Non-GAAP Measures” for a reconciliation of our Non-GAAP measures to the most directly comparable GAAP financial measure.
Operating Results for the Second Quarter 2023
Revenue
Gross revenue (1) was $24.8 million for the second quarter of 2023, a decrease of 5.0% from $26.1 million for the first quarter of 2023. The decrease was primarily driven by a decrease in net interest income as a result of higher interest expense driven by higher deposit costs, offset partially by higher interest income. Relative to the second quarter of 2022, gross revenue decreased 8.0% from $26.9 million. The decrease was driven by a decrease in net interest income as a result of higher interest expense driven by higher deposit costs, offset partially by higher interest income.
(1) Represents a Non-GAAP financial measure. See “Reconciliations of Non-GAAP Measures” for a reconciliation of our Non-GAAP measures to the most directly comparable GAAP financial measure.
Net Interest Income
Net interest income for the second quarter of 2023 was $18.4 million, a decrease of 5.8% from $19.6 million in the first quarter of 2023. Relative to the second quarter of 2022, net interest income decreased 9.5% from $20.4 million. The decreases were due to higher interest expense driven primarily by higher deposit costs, offset partially by higher interest income.

Net Interest Margin
Net interest margin for the second quarter of 2023 decreased 20 basis points to 2.73% from 2.93% reported in the first quarter of 2023, primarily due to a 42 basis point increase in average cost of deposits, driven by a rising rate environment and a highly competitive deposit market.
The yield on interest-earning assets increased 18 basis points to 5.38% in the second quarter of 2023 from 5.20% in the first quarter of 2023 and the cost of interest-bearing deposits increased 50 basis points to 3.44% in the second quarter of 2023 from 2.94% in the first quarter of 2023.
Relative to the second quarter of 2022, net interest margin decreased from 3.38%, primarily due to a 248 basis point increase in average cost of deposits, offset partially by a 135 basis point increase in loan yields.
Non-interest Income
Non-interest income for the second quarter of 2023 was $4.0 million, a decrease of 31.9%, from $5.8 million in the first quarter of 2023. This was primarily due to a $1.2 million impairment to the carrying value of contingent consideration assets related to the sale of First Western Capital Management in 2020. The value was established using asset growth assumptions provided by the buyer, which had not materialized. The decrease in Non-interest income was further driven by losses of $1.1 million recorded on loans accounted for under the fair value option during the second quarter of 2023.
Relative to the second quarter of 2022, non-interest income decreased 40.8% from $6.7 million. The decrease was primarily due to a $1.2 million impairment to the fair value of contingent consideration assets, and losses of $1.1 million recorded on loans accounted for under the fair value option.
Non-interest Expense
Non-interest expense for the second quarter of 2023 was $18.5 million, a decrease of 9.8%, from $20.5 million in the first quarter of 2023. Relative to the second quarter of 2022, non-interest expense decreased 10.0% from $20.6 million. The decreases were primarily driven by lower salaries and employee benefits related to staffing reductions to better align with lower revenue. Headcount decreased 10.5% as of June 30, 2023 compared to March 31, 2023 as a result of the staffing reductions.
The Company’s efficiency ratio(1) was 74.4% in the second quarter of 2023, compared with 78.3% in the first quarter of 2023 and 74.9% in the second quarter of 2022.
(1) Represents a Non-GAAP financial measure. See “Reconciliations of Non-GAAP Measures” for a reconciliation of our Non-GAAP measures to the most directly comparable GAAP financial measure.
Income Taxes
The Company recorded income tax expense of $0.5 million for the second quarter of 2023, representing an effective tax rate of 26.0%, compared to 26.0% for the first quarter of 2023 and 25.0% for the second quarter of 2022.
Loans
Total loans held for investment were $2.50 billion as of June 30, 2023, an increase of 1.1% from $2.48 billion as of March 31, 2023. Relative to the second quarter of 2022, total loans held for investment increased 16.4% from $2.15 billion as of June 30, 2022. The increase in total loans held for investment from June 30, 2022 was attributable to loan growth primarily in our commercial real estate and residential mortgage portfolios.

Deposits
Total deposits were $2.38 billion as of June 30, 2023, a decrease of 0.7% from $2.39 billion as of March 31, 2023, as a result of seasonal factors and a highly competitive deposit market. Relative to the second quarter of 2022, total deposits increased 9.5% from $2.17 billion as of June 30, 2022, driven primarily by organic growth through new and expanded client relationships.
Borrowings
Federal Home Loan Bank (“FHLB”) and Federal Reserve borrowings were $312.6 million as of June 30, 2023, an increase of $51.2 million from $261.4 million as of March 31, 2023, and an increase of $225.4 million from $87.2 million as of June 30, 2022. Relative to the first quarter of 2023 and second quarter of 2022, total borrowings increased to support balance sheet growth and liquidity.
Subordinated notes remained consistent at $52.2 million as of June 30, 2023, compared to March 31, 2023. Subordinated notes increased $19.7 million from $32.6 million as of June 30, 2022.
Assets Under Management

AUM increased by $121.9 million during the second quarter to $6.50 billion as of June 30, 2023, compared to $6.38 billion as of March 31, 2023. This increase was attributable to an increase in market values at the end of the second quarter 2023. Total AUM increased by $226.4 million compared to June 30, 2022 from $6.28 billion, which was primarily attributable to improving market conditions year-over-year resulting in an increase in the value of assets under management balances.
Credit Quality
Non-performing assets totaled $10.3 million, or 0.36% of total assets, as of June 30, 2023, compared to $12.5 million, or 0.42% of total assets, as of March 31, 2023. The decrease was attributable to the two non-accrual loans being paid off during the quarter. Total classified loans decreased 46.8%, to $10.1 million as of June 30, 2023, compared to $19.0 million as of March 31, 2023, driven primarily by four classified loans being paid off during the second quarter of 2023. As of June 30, 2022, non-performing assets totaled $4.3 million, or 0.17% of total assets. Relative to the second quarter of 2022, the increase in non-performing assets was driven by the addition of $8.9 million in loans at the end of the fourth quarter of 2022, partially offset by two non-accrual loans being paid off during the quarter.
During the second quarter of 2023, the Company recorded a provision expense of $1.8 million, compared to a provision release of $0.3 million in the first quarter of 2023 and a $0.5 million provision expense in the second quarter of 2022. The provision recorded in the second quarter of 2023 reflects a $2.0 million allowance on individually analyzed loans, partially offset by the impact of improved economic forecasts which decreased probability of default rates and loss given default rates, which in turn reduced our quantitative model loss rates.

Capital
As of June 30, 2023, First Western (“Consolidated”) and First Western Trust Bank (“Bank”) exceeded the minimum capital levels required by their respective regulators. As of June 30, 2023, the Bank was classified as “well capitalized,” as summarized in the following table:

June 30,
2023
Consolidated Capital
Tier 1 capital to risk-weighted assets	9.26%
Common Equity Tier 1 ("CET1") to risk-weighted assets	9.26
Total capital to risk-weighted assets	12.41
Tier 1 capital to average assets	7.80

Bank Capital
Tier 1 capital to risk-weighted assets	10.34
CET1 to risk-weighted assets	10.34
Total capital to risk-weighted assets	11.23
Tier 1 capital to average assets	8.70
Book value per common share increased 0.6% from $25.22 as of March 31, 2023 to $25.38 as of June 30, 2023. Book value per common share was up 5.5% from $24.06 as of June 30, 2022. The adoption of CECL on January 1, 2023 resulted in a $0.56 reduction of book value per common share.
Tangible book value per common share (1) increased 0.8% from $21.85 as of March 31, 2023, to $22.03 as of June 30, 2023. Tangible book value per common share was up 6.7% from $20.65 as of June 30, 2022. The adoption of CECL on January 1, 2023 resulted in a $0.56 reduction of tangible book value per common share.
(1) Represents a Non-GAAP financial measure. See “Reconciliations of Non-GAAP Measures” for a reconciliation of our Non-GAAP measures to the most directly comparable GAAP financial measure.
Conference Call, Webcast and Slide Presentation
The Company will host a conference call and webcast at 10:00 a.m. MT/ 12:00 p.m. ET on Friday, July 28, 2023. Telephone access: https://register.vevent.com/register/BI8ae2876802dc4a1d986948ac4226140e
A slide presentation relating to the second quarter 2023 results will be accessible prior to the scheduled conference call. The slide presentation and webcast of the conference call can be accessed on the Events and Presentations page of the Company’s investor relations website at https://myfw.gcs-web.com.
About First Western
First Western is a financial services holding company headquartered in Denver, Colorado, with operations in Colorado, Arizona, Wyoming, California, and Montana. First Western and its subsidiaries provide a fully integrated suite of wealth management services on a private trust bank platform, which includes a comprehensive selection of deposit, loan, trust, wealth planning and investment management products and services. First Western’s common stock is traded on the Nasdaq Global Select Market under the symbol “MYFW.” For more information, please visit www.myfw.com.

Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures include “Tangible Common Equity,” “Tangible Common Book Value per Share,” “Return on Tangible Common Equity,” “Efficiency Ratio,” “Gross Revenue,” “Allowance for Credit Losses to Adjusted Loans,” “Adjusted Net Income Available to Common Shareholders,” “Adjusted Basic Earnings Per Share,” “Adjusted Diluted Earnings Per Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” and “Adjusted Return on Tangible Common Equity”. The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s financial position and performance. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, this presentation may not be comparable to other similarly titled measures as presented by other companies. Reconciliation of non-GAAP financial measures, to GAAP financial measures are provided at the end of this press release.

Forward-Looking Statements
Statements in this news release regarding our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “position,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “opportunity,” “could,” or “may.” The forward-looking statements in this news release are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this news release and could cause us to make changes to our future plans. Those risks and uncertainties include, without limitation, the lack of soundness of other financial institutions or financial market utilities may adversely affect the Company; the Company’s ability to engage in routine funding and other transactions could be adversely affected by the actions and commercial soundness of other financial institutions; financial institutions are interrelated because of trading, clearing, counterparty or other relationships; defaults by, or even rumors or questions about, one or more financial institutions or financial market utilities, or the financial services industry generally, may lead to market-wide liquidity problems and losses of client, creditor and counterparty confidence and could lead to losses or defaults by other financial institutions, or the Company; integration risks and projected cost savings in connection with acquisitions; the risk of geographic concentration in Colorado, Arizona, Wyoming, California, and Montana; the risk of changes in the economy affecting real estate values and liquidity; the risk in our ability to continue to originate residential real estate loans and sell such loans; risks specific to commercial loans and borrowers; the risk of claims and litigation pertaining to our fiduciary responsibilities; the risk of competition for investment managers and professionals; the risk of fluctuation in the value of our investment securities; the risk of changes in interest rates; and the risk of the adequacy of our allowance for credit losses and the risk in our ability to maintain a strong core deposit base or other low-cost funding sources. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 15, 2023 (“Form 10-K”), and other documents we file with the SEC from time to time. We urge readers of this news release to review the “Risk Factors” section our Form 10-K and any updates to those risk factors set forth in our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and our other filings with the SEC. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
Contacts:
Financial Profiles, Inc.
Tony Rossi
310-622-8221
MYFW@finprofiles.com
IR@myfw.com

First Western Financial, Inc.
Consolidated Financial Summary (unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
(Dollars in thousands, except per share amounts)	2023	2023	2022
Interest and dividend income:
Loans, including fees	$33,583	$32,080	$20,546
Loans accounted for under the fair value option	351	427	346
Investment securities	627	629	418
Interest-bearing deposits in other financial institutions	1,666	1,403	549
Dividends, restricted stock	145	173	14
Total interest and dividend income	36,372	34,712	21,873

Interest expense:
Deposits	15,864	13,092	1,103
Other borrowed funds	2,073	2,060	390
Total interest expense	17,937	15,152	1,493
Net interest income	18,435	19,560	20,380
Less: provision (release) for credit losses(1)	1,843	(310)	519
Net interest income, after provision (release) for credit losses(1)	16,592	19,870	19,861

Non-interest income:
Trust and investment management fees	4,602	4,635	4,781
Net gain on mortgage loans	774	1,019	924
Net loss on loans held for sale	—	(178)	—
Bank fees	591	592	590
Risk management and insurance fees	103	127	83
Income on company-owned life insurance	91	90	87
Net loss on loans accounted for under the fair value option	(1,124)	(543)	(155)
Unrealized (loss)/gain recognized on equity securities	(11)	10	299
Other	(1,064)	67	89
Total non-interest income	3,962	5,819	6,698
Total income before non-interest expense	20,554	25,689	26,559

Non-interest expense:
Salaries and employee benefits	11,148	13,098	12,945
Occupancy and equipment	1,939	1,914	1,892
Professional services	1,858	1,923	2,027
Technology and information systems	831	832	1,076
Data processing	1,052	1,139	987
Marketing	379	391	428
Amortization of other intangible assets	62	64	77
Net (gain)/loss on assets held for sale	—	—	(2)
Other	1,250	1,167	1,153
Total non-interest expense	18,519	20,528	20,583
Income before income taxes	2,035	5,161	5,976
Income tax expense	529	1,341	1,494
Net income available to common shareholders	$1,506	$3,820	$4,482
Earnings per common share:
Basic	$0.16	$0.40	$0.47
Diluted	0.16	0.39	0.46
(1) Provision for credit loss amounts for periods prior to the ASC 326 adoption date of January 1, 2023 are reported in accordance with previously applicable GAAP.

First Western Financial, Inc.
Consolidated Financial Summary (unaudited)

	June 30,	March 31,	June 30,
(Dollars in thousands)	2023	2023	2022
Assets
Cash and cash equivalents:
Cash and due from banks	$6,285	$6,920	$11,790
Federal funds sold	—	—	385
Interest-bearing deposits in other financial institutions	291,283	288,147	159,431
Total cash and cash equivalents	297,568	295,067	171,606

Held-to-maturity securities, at amortized cost (fair value of $69,551, $73,570 and $84,742, respectively), net of allowance for credit losses	77,469	79,565	87,029
Correspondent bank stock, at cost	13,518	13,222	4,352
Mortgage loans held for sale, at fair value	19,746	9,873	26,202
Loans (includes $17,523, $20,807, and $21,477 measured at fair value, respectively)	2,495,582	2,469,038	2,146,394
Allowance for credit losses(1)	(22,044)	(19,843)	(14,357)
Loans, net	2,473,538	2,449,195	2,132,037
Premises and equipment, net	25,473	25,383	24,236
Accrued interest receivable	11,135	10,976	7,884
Accounts receivable	5,116	4,713	5,192
Other receivables	3,331	2,396	4,575
Other real estate owned, net	—	—	378
Goodwill and other intangible assets, net	31,977	32,040	32,258
Deferred tax assets, net	7,202	6,792	7,662
Company-owned life insurance	16,333	16,242	15,976
Other assets	23,240	23,043	21,960
Assets held for sale	—	—	146
Total assets	$3,005,646	$2,968,507	$2,541,493

Liabilities
Deposits:
Noninterest-bearing	$514,241	$545,064	$668,342
Interest-bearing	1,861,153	1,846,863	1,501,656
Total deposits	2,375,394	2,391,927	2,169,998
Borrowings:
Federal Home Loan Bank and Federal Reserve borrowings	312,600	261,385	87,223
Subordinated notes	52,223	52,167	32,553
Accrued interest payable	1,788	1,786	304
Other liabilities	21,399	21,420	23,391
Total liabilities	2,763,404	2,728,685	2,313,469

Shareholders’ Equity
Total shareholders’ equity	242,242	239,822	228,024
Total liabilities and shareholders’ equity	$3,005,646	$2,968,507	$2,541,493
(1) Allowance for credit loss amounts for periods prior to the ASC 326 adoption date of January 1, 2023 are reported in accordance with previously applicable GAAP.

First Western Financial, Inc.
Consolidated Financial Summary (unaudited)

	June 30,	March 31,	June 30,
(Dollars in thousands)	2023	2023	2022
Loan Portfolio
Cash, Securities, and Other(1)	$150,679	$157,308	$180,738
Consumer and Other	21,866	22,183	26,706
Construction and Development	313,227	283,999	162,426
1-4 Family Residential	878,670	889,782	732,725
Non-Owner Occupied CRE	561,880	536,679	489,111
Owner Occupied CRE	218,651	223,449	224,597
Commercial and Industrial	338,679	340,632	312,696
Total	2,483,652	2,454,032	2,128,999
Loans accounted for under the fair value option	18,274	21,052	21,149
Total loans held for investment	2,501,926	2,475,084	2,150,148
Deferred (fees) costs and unamortized premiums/(unaccreted discounts), net(2)	(6,344)	(6,046)	(3,754)
Loans (includes $17,523, $20,807, and $21,477 measured at fair value, respectively)	$2,495,582	$2,469,038	$2,146,394
Mortgage loans held for sale	19,746	9,873	26,202

Deposit Portfolio
Money market deposit accounts	$1,297,732	$1,277,988	$1,033,739
Time deposits	376,147	354,545	147,623
Negotiable order of withdrawal accounts	168,537	192,011	287,195
Savings accounts	18,737	22,319	33,099
Total interest-bearing deposits	1,861,153	1,846,863	1,501,656
Noninterest-bearing accounts	514,241	545,064	668,342
Total deposits	$2,375,394	$2,391,927	$2,169,998
____________________
(1) Includes PPP loans of $5.6 million as of June 30, 2023, $6.1 million as of March 31, 2023, and $10.7 million as of June 30, 2022.
(2) Includes fair value adjustments on loans held for investment accounted for under the fair value option.

First Western Financial, Inc.
Consolidated Financial Summary (unaudited) (continued)

	As of or for the Three Months Ended
	June 30,	March 31,	June 30,
(Dollars in thousands)	2023	2023	2022
Average Balance Sheets
Assets
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$135,757	$127,608	$320,656
Federal funds sold	—	—	1,017
Investment securities	80,106	82,106	69,320
Correspondent bank stock	8,844	9,592	1,555
Loans	2,471,587	2,479,644	2,010,024
Interest-earning assets	2,696,294	2,698,950	2,402,572
Mortgage loans held for sale	15,841	7,521	19,452
Total interest-earning assets, plus mortgage loans held for sale	2,712,135	2,706,471	2,422,024
Allowance for credit losses(1)	(20,077)	(20,325)	(13,257)
Noninterest-earning assets	124,561	125,201	118,302
Total assets	$2,816,619	$2,811,347	$2,527,069

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,847,788	$1,805,994	$1,547,901
FHLB and Federal Reserve borrowings	123,578	142,642	20,815
Subordinated notes	52,186	52,135	32,533
Total interest-bearing liabilities	2,023,552	2,000,771	1,601,249
Noninterest-bearing liabilities:
Noninterest-bearing deposits	527,562	545,670	679,531
Other liabilities	23,850	26,206	19,194
Total noninterest-bearing liabilities	551,412	571,876	698,725
Total shareholders’ equity	241,655	238,700	227,095
Total liabilities and shareholders’ equity	$2,816,619	$2,811,347	$2,527,069

Yields/Cost of funds (annualized)
Interest-bearing deposits in other financial institutions	4.92%	4.46%	0.68%
Investment securities	3.14	3.11	2.42
Correspondent bank stock	6.58	7.31	3.61
Loans	5.47	5.30	4.12
Mortgage loans held for sale	5.82	6.04	4.72
Total interest-earning assets	5.38	5.20	3.62
Interest-bearing deposits	3.44	2.94	0.29
Cost of deposits	2.68	2.26	0.20
FHLB and Federal Reserve borrowings	4.42	3.89	0.54
Subordinated notes	5.47	5.38	4.46
Total interest-bearing liabilities	3.56	3.07	0.37
Net interest margin	2.73	2.93	3.38
Net interest rate spread	1.82	2.13	3.25
(1) Allowance for credit loss amounts for periods prior to the ASC 326 adoption date of January 1, 2023 are reported in accordance with previously applicable GAAP.

First Western Financial, Inc.
Consolidated Financial Summary (unaudited) (continued)

	As of or for the Three Months Ended
	June 30,	March 31,	June 30,
(Dollars in thousands, except share and per share amounts)	2023	2023	2022
Asset Quality
Non-performing loans	$10,273	$12,460	$3,931
Non-performing assets	10,273	12,460	4,309
Net charge-offs	8	5	47
Non-performing loans to total loans	0.41%	0.50%	0.18%
Non-performing assets to total assets	0.36	0.42	0.17
Allowance for credit losses to non-performing loans(3)	214.58	159.25	365.23
Allowance for credit losses to total loans(3)	0.89	0.80	0.67
Allowance for credit losses to adjusted loans(1)(3)	0.89	0.81	0.78
Net charge-offs to average loans(2)	*	*	*

Assets Under Management	$6,503,964	$6,382,036	$6,277,588

Market Data
Book value per share at period end	25.38	25.22	24.06
Tangible book value per common share(1)	22.03	21.85	20.65
Weighted average outstanding shares, basic	9,532,397	9,503,715	9,450,987
Weighted average outstanding shares, diluted	9,686,401	9,732,674	9,717,667
Shares outstanding at period end	9,545,071	9,507,564	9,478,710

Consolidated Capital
Tier 1 capital to risk-weighted assets	9.26%	9.28%	10.15%
CET1 to risk-weighted assets	9.26	9.28	10.15
Total capital to risk-weighted assets	12.41	12.39	12.58
Tier 1 capital to average assets	7.80	7.75	8.00

Bank Capital
Tier 1 capital to risk-weighted assets	10.34	10.29	10.99
CET1 to risk-weighted assets	10.34	10.29	10.99
Total capital to risk-weighted assets	11.23	11.12	11.75
Tier 1 capital to average assets	8.70	8.59	8.65
____________________
(1) Represents a Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for a reconciliation of our Non-GAAP measures to the most directly comparable GAAP financial measure.
(2) Value results in an immaterial amount.
(3) Allowance for credit loss amounts for periods prior to the ASC 326 adoption date of January 1, 2023 are reported in accordance with previously applicable GAAP. Total loans does not include loans accounted for under the fair value option.

First Western Financial, Inc.
Consolidated Financial Summary (unaudited) (continued)
Reconciliations of Non-GAAP Financial Measures

	As of or for the Three Months Ended
	June 30,	March 31,	June 30,
(Dollars in thousands, except share and per share amounts)	2023	2023	2022
Tangible Common
Total shareholders' equity	$242,242	$239,822	$228,024
Less: goodwill and other intangibles, net	31,977	32,040	32,258
Tangible common equity	$210,265	$207,782	$195,766

Common shares outstanding, end of period	9,545,071	9,507,564	9,478,710
Tangible common book value per share	$22.03	$21.85	$20.65
Net income available to common shareholders	1,506	3,820	4,482
Return on tangible common equity (annualized)	2.86%	7.35%	9.16%

Efficiency
Non-interest expense	$18,519	$20,528	$20,583
Less: amortization	62	64	77
Less: acquisition related expenses	14	37	347
Adjusted non-interest expense	$18,443	$20,427	$20,159

Total income before non-interest expense	$20,554	$25,689	$26,559
Less: unrealized (loss)/gain recognized on equity securities	(11)	10	299
Less: net (loss)/gain on loans accounted for under the fair value option	(1,124)	(543)	(155)
Less: impairment of contingent consideration assets	(1,249)	—	—
Less: net (loss)/gain on loans held for sale at fair value(1)	—	(178)	—
Plus: provision (release) for credit losses(2)	1,843	(310)	519
Gross revenue	$24,781	$26,090	$26,934
Efficiency ratio	74.42%	78.29%	74.85%

Allowance for Credit Loss to Adjusted Loans
Total loans held for investment	2,501,926	2,475,084	2,150,148
Less: loans acquired(3)	—	—	287,623
Less: PPP loans(4)	5,558	6,100	9,053
Less: loans accounted for under fair value	18,274	21,052	21,149
Adjusted loans	$2,478,094	$2,447,932	$1,832,323

Allowance for credit losses(2)	$22,044	$19,843	$14,357
Allowance for credit losses to adjusted loans(2)	0.89%	0.81%	0.78%
___________________
(1) Presented in Other Non-interest income on the Consolidated Financial Summary statements
(2) Provision and allowance for credit loss amounts for periods prior to the ASC 326 adoption date of January 1, 2023 are reported in accordance with previously applicable GAAP.
(3)As of June 30, 2023 and March 31, 2023, acquired loans totaling $225.4 million and $233.3 million, respectively, are included in the allowance for credit loss calculation and are therefore not removed in calculating adjusted total loans.
(4)As of June 30, 2023 and March 31, 2023, the adjustment for PPP loans includes acquired PPP loans as acquired loans are included in total loans held for investment as a result of the adoption of ASC 326. As of June 30, 2022, the adjustment for PPP loans did not include acquired PPP loans, as those were already included in the loans acquired adjustment.

First Western Financial, Inc.
Consolidated Financial Summary (unaudited) (continued)

	As of or for the Three Months Ended
	June 30,	March 31,	June 30,
(Dollars in thousands, except share and per share data)	2023	2023	2022
Adjusted Net Income Available to Common Shareholders
Net income available to common shareholders	$1,506	$3,820	$4,482
Plus: impairment of contingent consideration assets	1,249	—	—
Plus: acquisition related expenses	14	37	347
Less: income tax impact from impairment of contingent consideration assets	325	—	—
Less: income tax impact from acquisition related expenses	4	10	87
Adjusted net income available to shareholders	$2,440	$3,847	$4,742

Pre-Tax, Pre-Provision Net Income
Income before income taxes	$2,035	$5,161	$5,976
Plus: provision (release) for credit losses	1,843	(310)	519
Pre-tax, pre-provision net income	$3,878	$4,851	$6,495

Adjusted Basic Earnings Per Share
Basic earnings per share	$0.16	$0.40	$0.47
Plus: impairment of contingent consideration assets net of income tax impact	0.09	—	—
Plus: acquisition related expenses net of income tax impact	*	*	0.03
Adjusted basic earnings per share	$0.25	$0.40	$0.50

Adjusted Diluted Earnings Per Share
Diluted earnings per share	$0.16	$0.39	$0.46
Plus: impairment of contingent consideration assets net of income tax impact	0.09	—	—
Plus: acquisition related expenses net of income tax impact	*	*	0.03
Adjusted diluted earnings per share	$0.25	$0.39	$0.49

Adjusted Return on Average Assets (annualized)
Return on average assets	0.21%	0.54%	0.71%
Plus: impairment of contingent consideration assets net of income tax impact	0.13	—	—
Plus: acquisition related expenses net of income tax impact	0.01	0.01	0.04
Adjusted return on average assets	0.35%	0.55%	0.75%

Adjusted Return on Average Shareholders' Equity (annualized)
Return on average shareholders' equity	2.49%	6.40%	7.89%
Plus: impairment of contingent consideration assets net of income tax impact	1.53	—	—
Plus: acquisition related expenses net of income tax impact	0.02	0.05	0.46
Adjusted return on average shareholders' equity	4.04%	6.45%	8.35%

Adjusted Return on Tangible Common Equity (annualized)
Return on tangible common equity	2.86%	7.35%	9.16%
Plus: impairment of contingent consideration assets net of income tax impact	1.76	—	—
Plus: acquisition related expenses net of income tax impact	0.02	0.06	0.53
Adjusted return on tangible common equity	4.64%	7.41%	9.69%
* Represents an immaterial impact to adjusted earnings per share.